-------------------------------------------------------------

               SECURITIES AND EXCHANGE COMMISSION

                    Washington, D.C. 20549
                           _________

                           FORM 8-K

                        CURRENT REPORT


            Pursuant to Section 13 or 15(d) of the

               Securities Exchange Act of 1934


               Date of Report:  August 17, 1999
              (Date of earliest event reported)


                 D E E R E   &   C O M P A N Y
     (Exact name of registrant as specified in charter)

                           DELAWARE
       (State or other jurisdiction of incorporation)

                           1-4121
                   (Commission File Number)

                         36-2382580
               (IRS Employer Identification No.)

                    One John Deere Place
                   Moline, Illinois  61265
    (Address of principal executive offices and zip code)

                        (309)765-8000
    (Registrant's telephone number, including area code)

          _______________________________________
(Former name or former address, if changed since last report.)

--------------------------------------------------------------

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

         (c)  Exhibits

              (99)  Press release and additional information.

                           Signature


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.




                               DEERE & COMPANY



                               By: /s/ Michael A. Harring
                                   -------------------------
                                   Michael A. Harring,
                                   Secretary


Dated:  August 17, 1999

                         Exhibit Index



                                                   Sequential
Number and Description of Exhibit                 Page Number


(99)  Press release and additional information        Pg. 5

                                                   EXHIBIT 99

(DEERE LOGO)

                                  Contact:  Greg Derrick
                                            Deere & Company
                                            Moline, IL 61265
                                            (309) 765-5290

WEAK FARM CONDITIONS LEAD TO LOWER RESULTS AT DEERE
-------------------------------------------------------------

For Immediate Release August 17, 1999

    MOLINE, IL -- Deere & Company today reported net income of $68.9 million, or $.29 per share, for the third quarter of 1999, compared with $290.8 million, or $1.19 per share, last year. Nine-month net income was $268.7 million, or $1.15 per share, compared with last year's $859.3 million, or $3.45 per share.

    According to Hans W. Becherer, chairman and chief executive officer, demand for agricultural equipment in North America, especially high-horsepower, high-margin tractors and combines, continued to be adversely affected by depressed agricultural commodity prices. In line with the company's emphasis on cash-flow management, production schedules at major North American agricultural-equipment factories have been set below the anticipated level of retail sales. This action facilitates the reduction of company and field inventories.

    "The positive contributions from the company's non-agricultural businesses and our overseas agricultural operations have kept the company on a profitable course through this severe downturn in the farm economy," Becherer stated. "In addition, we are continuing to focus on supply-management, process-excellence and growth initiatives aimed at improving profitability and strengthening our market position." At the same time, he added that the company's aggressive asset-management effort, designed to reduce receivables, is resulting in improved cash flow and will allow the company to operate at a more efficient level once the inventory correction is complete.

    Worldwide net sales and revenues were $3.036 billion for the third quarter and $8.963 billion for nine months, compared with $3.693 billion and $10.609 billion, respectively, last year. Net equipment sales were $2.489 billion for the quarter and $7.420 billion for nine months, compared with $3.218 billion and $9.233 billion last year. Overseas net sales were $708 million for the quarter and $2.047 billion for the first nine months, compared with $899 million and $2.366 billion in the comparable periods last year.

    Worldwide equipment operations had net income of $2.7 million for the third quarter and $112.3 million for the first nine months of 1999, compared with $235.5 million and $723.6 million last year. Lower sales and production volumes, an adverse product mix and a higher tax rate affected the 1999 results. Operating profit, which excludes interest costs, taxes and certain other corporate expenses, was $82 million for the quarter and $341 million for nine months, compared with $431 million and $1,270 million last year.

 .    Worldwide agricultural equipment had an $8 million
operating loss for the third quarter and a $74 million operating profit for the first nine months, compared with operating profit of $282 million and $852 million last year. Lower sales and production volumes especially of high-horsepower, high-margin tractors and combines continued to negatively affect results. The lower production volumes have facilitated reductions in trade receivables from year-ago levels. Receivables related to used equipment, although declining, continue at high levels. Results for the first nine months were also affected by higher sales-incentive costs with an emphasis on used goods. Overseas operations, which continue to be positive contributors to the division's results, have experienced a more moderate decline in sales than has been seen in North America. These operations, as well, are benefiting from increased market shares and a strong customer reception to innovative products.

 .    Operating profit for worldwide construction equipment
totaled $40 million for the third quarter and $107 million for the first nine months, compared with $103 million and $258 million for the comparable periods last year. Despite healthy retail demand, sales and production volumes have decreased as anticipated, as dealers have reduced field inventories to below year-ago levels primarily due to the division's Estimate to Cash order-fulfillment initiative. The reduction is also in response to a weaker business outlook. In addition, the division's results were negatively affected by higher growth expenditures, as well as by lower sales and production volumes of the power-systems operations.

 .    Worldwide commercial and consumer equipment operating
profit was $50 million for the quarter and $160 million for nine months, compared with $46 million and $160 million for the same periods last year. The 1999 results benefited from higher sales and production volumes driven by a continuation of strong retail demand and the success of recently introduced products. Partially offsetting these factors were higher costs for the development, promotion and introduction of new products. Trade receivables for the division declined during the quarter but are higher than a year ago to support increased retail sales.

    Company-owned inventories declined significantly during the quarter but are higher than last year due to the impact of construction-equipment's Estimate to Cash program, as well as the introduction of new products and start-up of new facilities. Also contributing to higher inventory levels was the financial consolidation of the company's agricultural-equipment subsidiary in Brazil. Deere acquired the remaining ownership interest of this operation during the quarter.

    Net income of the financial services operations was $60.9 million for the quarter and $149.8 million for the first nine months, compared with $46.9 million and $124.1 million for the same periods last year. Results reflect significant improvement in the company's credit operations primarily due to higher gains on the sale of retail notes, and the sale of the yacht retail-note portfolio and related intangibles. Also benefiting credit's performance was higher income from a larger average portfolio.

MARKET CONDITIONS AND OUTLOOK

 .    Agricultural Equipment.  Worldwide demand for
agricultural equipment continued to decline during the quarter as a result of very depressed grain and oilseed prices. In addition, lower proceeds from agricultural exports and prospects for another good crop in the U.S. are expected to continue adversely affecting demand for agricultural equipment. Particularly affected are high-horsepower, high-margin tractors and combines, a sector in which the company has a strong market position. Drought conditions in certain North American areas and the uncertain outcome of additional U.S. governmental financial assistance are not expected to significantly change this year's outlook. As a result of these factors, retail demand for farm equipment is now projected to decline by 30 to 35 percent in North America this fiscal year, with declines of 10 to 15 percent anticipated in other major markets. In light of this situation, the division is aggressively implementing previously announced production shutdowns in order to achieve a further reduction in inventories. In addition, the agricultural-equipment operation is initiating a voluntary early-retirement program in the U.S. that will have an estimated fourth-quarter pretax cost of $50 million to $80 million. Although forecasts for next year have not been finalized, initial indications imply that North American retail demand for farm machinery could be 5 to 10 percent lower than in 1999. Resulting from a number of innovative products being introduced in the coming months, the company is expected to be well-positioned to achieve further market-share gains.

 .    Construction Equipment.  The outlook for North American
construction equipment has weakened during the quarter due to less positive prospects for housing starts. Dealers are reducing inventories in response to the more cautious housing outlook and the company's Estimate to Cash order-fulfillment initiative. In addition, the market for forestry equipment remains under pressure as a result of low pulp prices. In this environment, construction-equipment sales for the remainder of this year are expected to be below last year's levels.

 .    Commercial and Consumer Equipment.   Retail demand for
Deere's commercial and consumer products is expected to maintain its strong momentum for the remainder of this year, assuming normal weather patterns and a continuation of current economic conditions. Retail sales for the division are expected to continue benefiting from market-share growth and positive customer response to a number of innovative new products.

 .    Financial Services.  Although the credit operations
should continue to benefit from a larger overall receivable and lease portfolio, competitive market conditions and a weakening farm economy are expected to keep pressure on margins and portfolio growth. During the quarter, Deere announced that it has agreed to sell the property and casualty insurance operations of its financial-services division to Sentry Insurance a Mutual Company, pending regulatory approvals. In health care, Deere's operations are well-positioned for continued improved results.

    Based on these conditions, the company's worldwide physical volume of sales is currently projected to decrease by 18 to 20 percent for the year, compared with 1998. Fourth-quarter physical volumes are also projected to be 14 to 17 percent lower than in the comparable 1998 period. As a result, Deere's major U.S. agricultural-equipment facilities are scheduled to be shut down for approximately one-third of the working days during the fourth quarter of 1999.

    Despite the severity of the agricultural downturn, the company has made great progress bringing down receivables and controlling asset levels, Becherer said. Such steps support higher levels of cash flow and put Deere in good position to return to more efficient volumes of production and sales even under present market conditions. In addition, Becherer pointed out that with relatively low inventories and a number of innovative products being introduced, Deere is "poised to achieve considerable growth once the farm economy starts moving ahead."

JOHN DEERE CAPITAL CORPORATION

    The following is disclosed on behalf of the company's credit subsidiary, John Deere Capital Corporation, in connection with the disclosure requirements applicable to its periodic issuance of debt securities in the public market.

    John Deere Capital Corporation's net income was $50.2 million in the third quarter and $124.1 million for the first nine months of 1999, compared with $39.9 million and $103.4 million for the same periods last year. The 1999 third quarter and year-to-date results benefited from higher gains on the sale of retail notes, the sale of the yacht retail note portfolio and related intangibles, and higher income on a 6 percent increase in the average balance of receivables and leases financed during the first nine months.

    Net receivables and leases financed by John Deere Capital Corporation were $7.170 billion at July 31, 1999, compared with $6.952 billion one year ago. The increase resulted from acquisitions exceeding collections during the last 12 months and the consolidation of the portfolio of its subsidiary, John Deere Credit Limited in Gloucester, England, due to the acquisition of a controlling interest in 1999. This increase was partially offset by the previously mentioned retail note sales during the same period. Net receivables and leases administered, which include receivables previously sold, were $9.391 billion at July 31, 1999, compared with $8.381 billion at July 31, 1998.

SAFE HARBOR STATEMENT

    SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. Statements herein that relate to future operating periods, are subject to important risks and uncertainties that could cause actual results to differ materially. Forward-looking statements relating to the company's businesses involve certain factors that are subject to change, including: the many interrelated factors that affect farmers' confidence, including worldwide demand for agricultural products, world grain stocks, commodities prices, weather conditions, real estate values, animal diseases, crop pests, harvest yields and government farm programs; general economic conditions and housing starts; legislation, primarily legislation relating to agriculture, the environment, commerce and government spending on infrastructure; actions of competitors in the various industries in which the company competes; levels of new and used field inventories; production difficulties, including capacity and supply constraints; dealer practices; labor relations; interest and currency exchange rates; technological difficulties (including Year 2000 compliance); accounting standards and other risks and uncertainties. Economic difficulties in various parts of the world could continue to adversely affect North American grain and meat exports. The outlook for harvest prices especially affects retail sales of agricultural equipment in the fall, while the number of housing starts is especially important to sales of construction equipment. The company's outlook is based upon assumptions relating to the factors described above, which are sometimes based upon estimates and data prepared by government agencies. Such estimates and data are often revised. The cost of the voluntary early-retirement program in the U.S. is based upon estimates pertaining to the number and category of employees accepting the company's program. Further information concerning the company and its businesses, including factors that potentially could materially affect the company's financial results, is included in the company's most recent quarterly report on Form 10-Q and other filings with the Securities and Exchange Commission.

              THIRD QUARTER 1999 PRESS RELEASE

Net sales and revenues:
(millions of dollars except per share amounts)
                                       Three Months Ended
                                       July 31
                                                         %
                                       1999    1998    Change
Net sales:
  Agricultural equipment               $1,199  $1,969  -39
  Construction equipment                  595     709  -16
  Commercial and consumer equipment       695     540  +29
    Total net sales                     2,489   3,218  -23
Financial Services revenues               510     435  +17
Other revenues                             37      40  - 8
    Total net sales and revenues       $3,036  $3,693  -18

United States and Canada:
  Equipment net sales                  $1,781  $2,319  -23
  Financial Services revenues             510     435  +17
    Total                               2,291   2,754  -17
Overseas net sales                        708     899  -21
Other revenues                             37      40  - 8
    Total net sales and revenues       $3,036  $3,693  -18

Operating profit:
  Agricultural equipment               $   (8) $  282
  Construction equipment                   40     103  -61
  Commercial and consumer equipment        50      46  + 9
  Equipment Operations*                    82     431  -81
  Financial Services                       92      70  +31
    Total operating profit                174     501  -65
Interest and corporate
  expenses - net                          (44)    (55) -20
Income taxes                              (61)   (155) -61
    Net income                         $   69  $  291  -76

Per Share:
  Net income                           $  .30  $ 1.20  -75
  Net income - diluted                 $  .29  $ 1.19  -76

* Includes overseas operating profit   $   56  $  106  -47


Net sales and revenues:
(millions of dollars except per share amounts)
                                       Nine Months Ended
                                       July 31
                                                          %
                                       1999    1998     Change
Net sales:
  Agricultural equipment               $3,867  $ 5,638  -31
  Construction equipment                1,655    2,001  -17
  Commercial and consumer equipment     1,898    1,594  +19
    Total net sales                     7,420    9,233  -20
Financial Services revenues             1,450    1,261  +15
Other revenues                             93      115  -19
    Total net sales and revenues       $8,963  $10,609  -16

United States and Canada:
  Equipment net sales                  $5,373  $ 6,867  -22
  Financial Services revenues           1,450    1,261  +15
    Total                               6,823    8,128  -16
Overseas net sales                      2,047    2,366  -13
Other revenues                             93      115  -19
    Total net sales and revenues       $8,963  $10,609  -16

Operating profit:
  Agricultural equipment               $   74  $   852  -91
  Construction equipment                  107      258  -59
  Commercial and consumer equipment       160      160
  Equipment Operations*                   341    1,270  -73
  Financial Services                      228      191  +19
    Total operating profit                569    1,461  -61
Interest and corporate
  expenses - net                         (130)    (124) + 5
Income taxes                             (170)    (478) -64
    Net income                         $  269  $   859  -69

Per Share:
  Net income                           $ 1.16  $  3.49  -67
  Net income - diluted                 $ 1.15  $  3.45  -67

* Includes overseas operating profit   $  208  $   268  -22

Selected balance sheet data:
(millions of dollars and shares)
                            July 31     October 31  July 31
                            1999        1998        1998
Equipment Operations:
  Trade accounts and notes
    receivable - net        $ 3,740     $4,059      $4,209
  Inventories               $ 1,428     $1,287      $1,337

Financial Services:
  Financing receivables and
    leases financed - net   $ 8,186     $7,237      $7,786
  Financing receivables and
    leases administered -
    net                     $10,727     $9,625      $9,325

Average shares outstanding    232.6      243.3       246.0

DEERE & COMPANY                     CONSOLIDATED
STATEMENT OF CONSOLIDATED INCOME   (Deere & Company and
                                    Consolidated
                                    Subsidiaries)
Millions of dollars except per      Three Months Ended
  share amounts                     July 31
(Unaudited)                         1999      1998
Net Sales and Revenues
Net sales of equipment              $2,489.4  $3,218.3
Finance and interest income            280.1     263.2
Insurance and health care premiums     184.8     171.9
Investment income                       14.2      15.9
Other income                            67.1      24.1
    Total                            3,035.6   3,693.4

Costs and Expenses
Cost of goods sold                   2,099.2   2,485.1
Research and development expenses      114.7     110.7
Selling, administrative and general
  expenses                             338.9     324.7
Interest expense                       138.9     138.4
Insurance and health care claims
  and benefits                         153.1     143.9
Other operating expenses                66.0      53.6
    Total                            2,910.8   3,256.4

Income of Consolidated Group
  Before Income Taxes                  124.8     437.0
Provision for income taxes              61.0     154.8
Income of Consolidated Group            63.8     282.2

Equity in Income (Loss) of Unconsolidated
  Subsidiaries and Affiliates
  Credit                                 (.2)       .1
  Insurance
  Health Care                                       .1
  Other                                  5.3       8.4
      Total                              5.1       8.6

Net Income                          $   68.9  $  290.8

Per Share:
  Net income                        $    .30  $   1.20
  Net income - diluted              $    .29  $   1.19

See Notes to Interim Financial Statements. Supplemental consolidating data are shown for the "Equipment Operations" and "Financial Services". Transactions between the "Equipment Operations" and "Financial Services" have been eliminated to arrive at the "Consolidated" data.


DEERE & COMPANY                     EQUIPMENT OPERATIONS
STATEMENT OF CONSOLIDATED INCOME   (Deere & Company with
                                    Financial Services
                                    on the Equity Basis)
Millions of dollars except per      Three Months Ended
share amounts                       July 31
(Unaudited)                         1999      1998
Net Sales and Revenues
Net sales of equipment              $2,489.4  $3,218.3
Finance and interest income             19.4      33.4
Insurance and health care premiums
Investment income
Other income                            26.5       9.6
    Total                            2,535.3   3,261.3

Costs and Expenses
Cost of goods sold                   2,103.1   2,490.3
Research and development expenses      114.7     110.7
Selling, administrative and general
  expenses                             235.1     235.6
Interest expense                        38.0      37.6
Insurance and health care claims
  and benefits
Other operating expenses                12.0      20.0
    Total                            2,502.9   2,894.2

Income of Consolidated Group
  Before Income Taxes                   32.4     367.1
Provision for income taxes              29.7     131.6
Income of Consolidated Group             2.7     235.5

Equity in Income (Loss) of Unconsolidated
  Subsidiaries and Affiliates
  Credit                                57.6      43.1
  Insurance                              1.1       2.0
  Health Care                            2.2       1.8
  Other                                  5.3       8.4
      Total                             66.2      55.3

Net Income                          $   68.9  $  290.8


DEERE & COMPANY                     FINANCIAL SERVICES
STATEMENT OF CONSOLIDATED INCOME

Millions of dollars except per      Three Months Ended
  share amounts                     July 31
(Unaudited)                         1999      1998
Net Sales and Revenues
Net sales of equipment
Finance and interest income         $  264.4  $  233.6
Insurance and health care premiums     193.0     179.1
Investment income                       14.2      15.9
Other income                            47.3      15.1
    Total                              518.9     443.7

Costs and Expenses
Cost of goods sold
Research and development expenses
Selling, administrative and general
  expenses                             104.0      90.0
Interest expense                       104.5     104.6
Insurance and health care claims
  and benefits                         156.5     145.6
Other operating expenses                61.5      33.7
    Total                              426.5     373.9

Income of Consolidated Group
  Before Income Taxes                   92.4      69.8
Provision for income taxes              31.3      23.1
Income of Consolidated Group            61.1      46.7

Equity in Income (Loss) of Unconsolidated
  Subsidiaries and Affiliates
  Credit                                 (.2)       .1
  Insurance
  Health Care                                       .1
  Other
      Total                              (.2)       .2
Net Income                          $   60.9  $   46.9

DEERE & COMPANY                     CONSOLIDATED
STATEMENT OF CONSOLIDATED INCOME   (Deere & Company and
                                    Consolidated
                                    Subsidiaries)
Millions of dollars except per      Nine Months Ended
  share amounts                     July 31
(Unaudited)                         1999      1998
Net Sales and Revenues
Net sales of equipment              $ 7,419.7 $ 9,232.9
Finance and interest income             814.1     735.6
Insurance and health care premiums      550.7     515.6
Investment income                        48.9      49.4
Other income                            129.1      75.6
    Total                             8,962.5  10,609.1

Costs and Expenses
Cost of goods sold                    6,191.7   7,088.8
Research and development expenses       323.8     319.5
Selling, administrative and general
  expenses                              981.3     948.4
Interest expense                        415.8     382.3
Insurance and health care claims
  and benefits                          459.3     421.5
Other operating expenses                158.7     123.3
    Total                             8,530.6   9,283.8

Income of Consolidated Group
  Before Income Taxes                   431.9   1,325.3
Provision for income taxes              170.1     477.8
Income of Consolidated Group            261.8     847.5

Equity in Income of Unconsolidated
  Subsidiaries and Affiliates
  Credit                                   .2        .1
  Insurance
  Health Care                              .1        .1
  Other                                   6.6      11.6
      Total                               6.9      11.8

Net Income                          $   268.7 $   859.3

Per Share:
  Net income                        $    1.16 $    3.49
  Net income - diluted              $    1.15 $    3.45

See Notes to Interim Financial Statements. Supplemental consolidating data are shown for the "Equipment Operations" and "Financial Services". Transactions between the "Equipment Operations" and "Financial Services" have been eliminated to arrive at the "Consolidated" data.


DEERE & COMPANY                     EQUIPMENT OPERATIONS
STATEMENT OF CONSOLIDATED INCOME   (Deere & Company with
                                    Financial Services
                                    on the Equity Basis)
Millions of dollars except per      Nine Months Ended
share amounts                       July 31
(Unaudited)                         1999      1998
Net Sales and Revenues
Net sales of equipment              $7,419.7  $9,232.9
Finance and interest income             65.1      96.2
Insurance and health care premiums
Investment income
Other income                            59.3      29.8
    Total                            7,544.1   9,358.9

Costs and Expenses
Cost of goods sold                   6,204.3   7,103.2
Research and development expenses      323.8     319.5
Selling, administrative and general
  expenses                             680.0     673.3
Interest expense                       120.7      93.0
Insurance and health care claims
  and benefits
Other operating expenses                11.2      35.3
    Total                            7,340.0   8,224.3

Income of Consolidated Group
  Before Income Taxes                  204.1   1,134.6
Provision for income taxes              91.8     411.0
Income of Consolidated Group           112.3     723.6

Equity in Income (Loss) of Unconsolidated
  Subsidiaries and Affiliates
  Credit                               141.4     111.2
  Insurance                              1.7      11.8
  Health Care                            6.7       1.1
  Other                                  6.6      11.6
      Total                            156.4     135.7

Net Income                          $  268.7  $  859.3


DEERE & COMPANY                     FINANCIAL SERVICES
STATEMENT OF CONSOLIDATED INCOME

Millions of dollars except per      Nine Months Ended
  share amounts                     July 31
(Unaudited)                         1999      1998
Net Sales and Revenues
Net sales of equipment
Finance and interest income         $  760.2  $  649.2
Insurance and health care premiums     572.1     536.5
Investment income                       48.9      49.4
Other income                            91.2      48.6
    Total                            1,472.4   1,283.7

Costs and Expenses
Cost of goods sold
Research and development expenses
Selling, administrative and general
  expenses                             304.0     279.8
Interest expense                       306.4     299.1
Insurance and health care claims
  and benefits                         465.9     426.2
Other operating expenses               168.3      87.9
    Total                            1,244.6   1,093.0

Income of Consolidated Group
  Before Income Taxes                  227.8     190.7
Provision for income taxes              78.3      66.8
Income of Consolidated Group           149.5     123.9

Equity in Income (Loss) of Unconsolidated
  Subsidiaries and Affiliates
  Credit                                  .2        .1
  Insurance
  Health Care                             .1        .1
  Other
      Total                               .3        .2
Net Income                          $  149.8  $  124.1

DEERE & COMPANY               CONSOLIDATED
CONDENSED CONSOLIDATED       (Deere & Company and
  BALANCE SHEET               Consolidated Subsidiaries)
Millions of dollars           July 31    October 31 July 31
(Unaudited)                   1999       1998       1998
Assets
Cash and short-term
  investments                 $   352.3  $   309.7  $   331.1
Cash deposited with
  unconsolidated subsidiaries
    Cash and cash equivalents     352.3      309.7      331.1
Marketable securities             845.4      867.3      868.0
Receivables from
  unconsolidated subsidiaries
  and affiliates                   37.7       36.2       39.9
Trade accounts and notes
  receivable - net              3,739.5    4,059.2    4,209.3
Financing receivables - net     6,781.5    6,332.7    6,985.6
Other receivables                 396.6      536.8      397.4
Equipment on operating
  leases - net                  1,499.6    1,209.2    1,123.4
Inventories                     1,428.0    1,286.7    1,337.3
Property and equipment - net    1,735.3    1,700.3    1,566.6
Investments in unconsolidated
  subsidiaries and affiliates     145.5      172.0      163.9
Intangible assets - net           300.9      217.6      191.3
Prepaid pension costs             637.0      674.3      689.1
Deferred income taxes             568.9      396.3      534.2
Other assets and
  deferred charges                262.4      203.2      188.8
    Total                     $18,730.6  $18,001.5  $18,625.9

Liabilities and Stockholders'
  Equity
Short-term borrowings         $ 5,358.9  $ 5,322.1  $ 6,569.4
Payables to unconsolidated
  subsidiaries and affiliates      22.3       31.1       49.4
Accounts payable and
  accrued expenses              2,548.5    2,853.2    2,705.0
Insurance and health care
  claims and reserves             402.5      411.3      403.6
Accrued taxes                     158.3      144.9      109.5
Deferred income taxes              19.0       19.7       20.3
Long-term borrowings            3,627.9    2,791.7    2,287.0
Retirement benefit accruals
  and other liabilities         2,408.7    2,347.7    2,318.2
    Total liabilities          14,546.1   13,921.7   14,462.4
Stockholders' equity            4,184.5    4,079.8    4,163.5
    Total                     $18,730.6  $18,001.5  $18,625.9

See Notes to Interim Financial Statements. Supplemental consolidating data are shown for the "Equipment Operations" and "Financial Services." Transactions between the "Equipment Operations" and "Financial Services" have been eliminated to arrive at the "Consolidated" data.


DEERE & COMPANY              EQUIPMENT OPERATIONS
CONDENSED CONSOLIDATED      (Deere & Company with Financial
  BALANCE SHEET              Services on the Equity Basis)
Millions of dollars          July 31    October 31 July 31
(Unaudited)                  1999       1998       1998
Assets
Cash and short-term
  investments                $   138.3  $    68.3  $    58.4
Cash deposited with
  unconsolidated subsidiaries     75.1      139.6      282.4
    Cash and cash equivalents    213.4      207.9      340.8
Marketable securities
Receivables from
  unconsolidated subsidiaries
  and affiliates                 252.1       95.5      136.2
Trade accounts and notes
  receivable - net             3,739.5    4,059.2    4,209.3
Financing receivables - net       95.6       85.8      113.7
Other receivables                 15.3      139.4
Equipment on operating
  leases - net                              218.6      209.6
Inventories                    1,428.0    1,286.7    1,337.3
Property and equipment - net   1,687.5    1,653.9    1,520.1
Investments in unconsolidated
  subsidiaries and affiliates  1,758.7    1,620.4    1,579.0
Intangible assets - net          294.2      210.1      183.4
Prepaid pension costs            637.0      674.3      689.1
Deferred income taxes            540.9      372.6      490.1
Other assets and
  deferred charges               149.3      141.6      128.7
    Total                    $10,811.5  $10,766.0  $10,937.3

Liabilities and Stockholders'
  Equity
Short-term borrowings        $ 1,337.5  $ 1,512.4  $ 2,017.1
Payables to unconsolidated
  subsidiaries and affiliates     22.3       43.0       49.4
Accounts payable and
  accrued expenses             1,707.3    2,098.1    1,950.4
Insurance and health care
  claims and reserves
Accrued taxes                    141.8      142.1      101.1
Deferred income taxes              6.3       19.7       19.9
Long-term borrowings           1,039.2      552.9      353.3
Retirement benefit accruals
  and other liabilities        2,372.6    2,318.0    2,282.6
    Total liabilities          6,627.0    6,686.2    6,773.8
Stockholders' equity           4,184.5    4,079.8    4,163.5
    Total                    $10,811.5  $10,766.0  $10,937.3


DEERE & COMPANY               FINANCIAL SERVICES
CONDENSED CONSOLIDATED
  BALANCE SHEET
Millions of dollars           July 31    October 31 July 31
(Unaudited)                   1999       1998       1998
Assets
Cash and short-term
  investments                 $  213.9   $  241.5   $  272.7
Cash deposited with
  unconsolidated subsidiaries
    Cash and cash equivalents    213.9      241.5      272.7
Marketable securities            845.4      867.3      868.0
Receivables from
  unconsolidated subsidiaries
  and affiliates                   5.2
Trade accounts and notes
  receivables - net
Financing receivables - net    6,685.9    6,246.9    6,871.9
Other receivables                381.3      397.3      397.4
Equipment on operating
  leases - net                 1,499.6      990.6      913.8
Inventories
Property and equipment - net      47.8       46.4       46.4
Investments in unconsolidated
  subsidiaries and affiliates      9.9       20.3       19.1
Intangible assets - net            6.7        7.6        7.9
Prepaid pension costs
Deferred income taxes             28.0       23.7       44.0
Other assets and
  deferred charges               113.1       61.5       60.3
    Total                     $9,836.8   $8,903.1   $9,501.5

Liabilities and Stockholders'
  Equity
Short-term borrowings         $4,021.4   $3,809.7   $4,552.3
Payables to unconsolidated
  subsidiaries and affiliates    294.5      187.0      378.7
Accounts payable and
  accrued expenses               841.3      755.1      754.6
Insurance and health care
  claims and reserves            402.5      411.3      403.6
Accrued taxes                     16.5        2.8        8.3
Deferred income taxes             12.7                    .4
Long-term borrowings           2,588.7    2,238.8    1,933.7
Retirement benefit accruals
  and other liabilities           36.1       29.7       35.7
    Total liabilities          8,213.7    7,434.4    8,067.3
Stockholders' equity           1,623.1    1,468.7    1,434.2
    Total                     $9,836.8   $8,903.1   $9,501.5

DEERE & COMPANY                     CONSOLIDATED
CONDENSED STATEMENT OF             (Deere & Company and
  CONSOLIDATED CASH FLOWS           Consolidated Subsidiaries)
                                    Nine Months Ended
                                    July 31
Millions of dollars (Unaudited)     1999       1998
Cash Flows from Operating Activities
Net income                          $  268.7   $  859.3
Adjustments to reconcile net income
  to net cash provided by (used for)
  operating activities                 344.6   (1,117.7)
    Net cash provided by (used for)
      operating activities             613.3     (258.4)

Cash Flows from Investing Activities
Collections and sales of
  financing receivables              6,085.1    5,000.8
Proceeds from maturities and
  sales of marketable securities        98.0      115.0
Cost of financing receivables
  acquired                          (6,043.2)  (5,636.5)
Purchases of marketable securities     (91.0)    (157.8)
Purchases of property and
  equipment                           (181.0)    (250.8)
Cost of operating leases acquired     (594.9)    (567.4)
Acquisitions of businesses            (167.3)     (51.7)
Other                                  168.4      117.1
  Net cash used for investing
    activities                        (725.9)  (1,431.3)

Cash Flows from Financing Activities
Increase (decrease) in short-term
  borrowings                          (523.1)   1,861.0
Change in intercompany
  receivables/payables
Proceeds from long-term borrowings   2,249.8      996.0
Principal payments on long-term
  borrowings                        (1,372.3)    (358.9)
Proceeds from issuance of
  common stock                           3.5       22.4
Repurchases of common stock            (46.2)    (668.3)
Dividends paid                        (154.0)    (159.3)
Other                                   (1.6)        .8
  Net cash provided by
    financing activities               156.1    1,693.7

Effect of Exchange Rate
  Changes on Cash                        (.9)      (2.9)

Net Increase (Decrease) in Cash
  and Cash Equivalents                  42.6        1.1
Cash and Cash Equivalents at
  Beginning of Period                  309.7      330.0
Cash and Cash Equivalents at
  End of Period                     $  352.3  $   331.1

See Notes to Interim Financial Statements. Supplemental consolidating data are shown for the "Equipment Operations" and "Financial Services". Transactions between the "Equipment Operations" and "Financial Services" have been eliminated to arrive at the "Consolidated" data.


DEERE & COMPANY                     EQUIPMENT OPERATIONS
CONDENSED STATEMENT OF             (Deere & Company with
  CONSOLIDATED CASH FLOWS           Financial Services on the
                                    Equity Basis)
                                    Nine Months Ended
                                    July 31
Millions of dollars (Unaudited)     1999      1998
Cash Flows from Operating Activities
Net income                          $   268.7 $   859.3
Adjustments to reconcile net income
  to net cash provided by (used for)
  operating activities                   26.4  (1,370.9)
    Net cash provided by (used for)
      operating activities              295.1    (511.6)

Cash Flows from Investing Activities
Collections and sales of
  financing receivables                  17.1      23.1
Proceeds from maturities and
  sales of marketable securities
Cost of financing receivables
  acquired                              (22.7)    (55.5)
Purchases of marketable securities
Purchases of property and
  equipment                            (172.0)   (242.8)
Cost of operating leases acquired                 (77.8)
Acquisitions of businesses             (146.5)    (45.7)
Other                                    26.0      55.0
  Net cash used for investing
    activities                         (298.1)   (343.7)

Cash Flows from Financing Activities
Increase (decrease) in short-term
  borrowings                           (263.1)  1,678.1
Change in intercompany
  receivables/payables                  (10.4)    (59.9)
Proceeds from long-term borrowings      499.8
Principal payments on long-term
  borrowings                            (18.6)    (26.4)
Proceeds from issuance of
  common stock                            3.5      22.4
Repurchases of common stock             (46.2)   (668.3)
Dividends paid                         (154.0)   (159.3)
Other                                    (1.6)       .7
  Net cash provided by
    financing activities                  9.4     787.3

Effect of Exchange Rate
  Changes on Cash                         (.9)     (2.4)

Net Increase (Decrease) in Cash
  and Cash Equivalents                    5.5     (70.4)
Cash and Cash Equivalents at
  Beginning of Period                   207.9     411.2
Cash and Cash Equivalents at
  End of Period                     $   213.4 $   340.8


DEERE & COMPANY                     FINANCIAL SERVICES
CONDENSED STATEMENT OF              Nine Months Ended
  CONSOLIDATED CASH FLOWS           July 31
Millions of dollars (Unaudited)     1999         1998
Cash Flows from Operating Activities
Net income                          $  149.8     $  124.1
Adjustments to reconcile net income
  to net cash provided by (used for)
  operating activities                 183.5        173.4
    Net cash provided by (used for)
      operating activities             333.3        297.5

Cash Flows from Investing Activities
Collections and sales of
  financing receivables              6,068.0      4,977.8
Proceeds from maturities and
  sales of marketable securities        98.0        115.0
Cost of financing receivables
  acquired                          (6,020.5)    (5,581.0)
Purchases of marketable securities     (91.0)      (157.8)
Purchases of property and
  equipment                             (9.0)        (8.0)
Cost of operating leases acquired     (594.9)      (489.6)
Acquisitions of businesses             (20.7)        (6.0)
Other                                  142.1         63.2
  Net cash used for investing
    activities                        (428.0)    (1,086.4)

Cash Flows from Financing Activities
Increase (decrease) in short-term
  borrowings                          (260.0)       183.0
Change in intercompany
  receivables/payables                 (54.2)        (7.6)
Proceeds from long-term borrowings   1,750.0        996.0
Principal payments on long-term
  borrowings                        (1,353.7)      (332.5)
Proceeds from issuance of
  common stock
Repurchases of common stock
Dividends paid                         (15.0)       (44.3)
Other                                                (1.3)
  Net cash provided by
    financing activities                67.1        793.3

Effect of Exchange Rate
  Changes on Cash                                     (.5)

Net Increase (Decrease) in Cash
  and Cash Equivalents                 (27.6)         3.9
Cash and Cash Equivalents at
  Beginning of Period                  241.5        268.8
Cash and Cash Equivalents at End
  of Period                           $213.9       $272.7

             NOTES TO INTERIM FINANCIAL STATEMENTS

1. The "Consolidated" (Deere & Company and Consolidated Subsidiaries) data in each of the financial statements conform with the requirements of Financial Accounting Standards Board
(FASB) Statement No. 94. In the supplemental consolidating data in each of the financial statements, "Equipment Operations" (Deere & Company with Financial Services on the Equity Basis) include the Company's agricultural equipment, construction equipment and commercial and consumer equipment operations, with Financial Services reflected on the equity basis. Data relating to the above equipment operations, including the consolidated group data in the income statement, are also referred to as "Equipment Operations" in this report. The supplemental "Financial Services" consolidating data in each of the financial statements include Deere & Company's credit, insurance and health care operations.

2. Dividends declared and paid on a per share basis were as follows:

                        Three Months Ended   Nine Months Ended
                        July 31              July 31
                        1999      1998       1999      1998
     Dividends declared $.22      $.22       $.66      $.66
     Dividends paid     $.22      $ *        $.66      $.64

     * In 1998, the payment date for the dividend normally paid in the third quarter was included in the second quarter.

3. The calculation of primary net income per share is based on the average number of shares outstanding during the nine months ended July 31, 1999 and 1998 of 232.6 million and 246.0 million, respectively. The calculation of diluted net income per share recognizes primarily the dilutive effect of the assumed exercise of stock options.

4.  In the first quarter of 1999, the Company adopted FASB
Statement No. 130, Reporting Comprehensive Income.
Comprehensive income includes all changes in the Company's equity during the period, except transactions with stockholders of the Company. Comprehensive income consisted of the following in millions of dollars:

                          Three Months      Nine Months
                          Ended July 31     Ended July 31

                          1999     1998     1999     1998
Net income                $68.9    $290.8   $268.7   $859.3

Other comprehensive income:

Change in cumulative
  translation adjustment   (9.9)    (20.3)   (21.4)   (42.3)

Unrealized gain (loss) on
  marketable securities   (12.7)      2.9    (10.5)     3.5

Comprehensive income      $46.3    $273.4   $236.8   $820.5

Page 14